Exhibit 3.1A

TODD ROKITA
SECRETARY OF STATE
ARTICLES OF ORAGANIZATION	CORPORATIONS DIVISION
State From 49459(R / 1-03)	302 Washington St., Rm. E018
Approved by State Board of Accounts 1999	Indianapolis, IN 46204
Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for attachments.
	Present original and one (1) copy to the address in upper right corner of this form	Indiana Code 23-18-2-4
	Please TYPE or PRINT.	FILING FEE: $90.00
Please visit our office on the web at www.sos.in.gov.

APPROVED AND FILED /s/ Pam Roberts IN SECRETARY OF STATE

ARTICLES OF AMENDMENT OF THE
ARTICLES OF ORGANIZATION OF:

Name of Limited Liability Company	Date of Organization
Indiana Ethanol, LLC		02/07/05

The undersigned manager or member of the above referenced Limited Liability Company (hereinafter referred to as the “LLC”) existing pursuant to the provisions of: Indiana Flexibility Act as amended (hereinafter referred to as the “Act”), desiring to give notice of action effectuating amendment of certain provisions of its Articles of Organization, certifies the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s) 1 and 11 of the Articles of Organization is now as follows:

(Note: If amending the name of LLC, write Article “I” in space above and write “The name of the LLC is _______________,” below.)

The name of the LLC is Cardinal Ethanol, LLC
Post Office Address: P.O. Box 501, Winchester, IN 47394

The Registered Agent is Troy A. Prescott
Address of Registered Office: 2 OMCO Square, Winchester, IN 47394

ARTICLE II

Date of each amendment’s adoption:

9/13/05

ARTICLE III Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment constitute full legal compliance with the provisions of the Act, and the Articles of Organization.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 23 day of September, 2005.

Signature of current manager or member of LLC	Printed name of manager or member
/s/ Troy A. Prescott	Troy A. Prescott

Signature’s title
General Manager